Exhibit 99.1

Pacific Coast Oil Trust

Pacific Coast Oil Trust Announces There Will Be No May Cash Distribution

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News

Release

For Immediate Release

Houston, Texas — April 27, 2018 — PACIFIC COAST OIL TRUST (NYSE—ROYT) (the “Trust”), a royalty trust formed by Pacific Coast Energy Company LP (“PCEC”), announced today there will be no cash distribution to the holders of its units of beneficial interest in May 2018. The Trust’s distribution calculation relates to net profits and overriding royalties generated during March 2018 as provided in the conveyance of net profits and overriding royalty interest.  All information in this press release has been provided to the Trustee by PCEC.

The current month’s calculation for the Developed Properties resulted in $0.1 million of direct operating expenses and development costs in excess of revenues.  The current month’s revenues were $4.2 million, lease operating expenses including property taxes were $2.6 million and capital expenditures were $1.8 million. Average realized prices for the Developed Properties were $63.67 per Boe in March, as compared to $64.05 per Boe in February. The net deficit amount for the month of March for the Developed Properties was $95,000.

For Developed and Remaining Properties, capital expenditures totaled $2.2 million, which represents approximately 22% of PCEC’s total budgeted 2018 capital program referenced in the Trust’s guidance (as disclosed in the Trust’s February 28, 2018 press release and its Annual Report on Form 10-K for the year ended December 31, 2017) and is high relative to an average of expected monthly totals.  The expenditures included: (i) $1.35 million for a gas-fired microturbine at West Pico that will provide power and reduce ongoing operating costs at the field, (ii) $0.4 million for well work relating to two DOGGR-mandated injector wells, including one scheduled for the second quarter that was accelerated to maintain water injection in the field and avoid oil production loss, (iii) $0.3 million for work relating to eight rate-generating Orcutt Diatomite additional perforations and one Orcutt Conventional injection project and (iv) $0.1 million for initial work on two rate-generating Orcutt Diatomite redrills.

The current month’s calculation included $59,000 for the 7.5% overriding royalty interest on the Remaining Properties from Orcutt Diatomite and Orcutt Field. Average realized prices for the Remaining Properties were $60.75 per Boe in March, as compared to $60.97 per Boe in February. The cumulative net profits deficit for the Remaining Properties, including the 7.5% overriding royalty interest payments, increased $3,000 and remains at $1.5 million as of March 31, 2018.

The monthly operating and services fee payable to PCEC and Trust general and administrative expense totaled approximately $139,000 and exceeded the distribution of approximately $59,000 received from PCEC from the 7.5% overriding royalty interest on the Remaining Properties from Orcutt Field and Orcutt Diatomite.

PCEC has provided the Trust with a $1 million letter of credit to be used by the Trust if its cash on hand (including available cash reserves) is not sufficient to pay ordinary course administrative expenses as they become due.  Further, if the Trust requires more than the $1 million under the letter of credit to pay administrative expenses, PCEC may loan funds to the Trust necessary to pay such expenses.  Any funds provided under the letter of credit or loaned by PCEC may only be used for the payment of current accounts or other obligations to trade creditors in connection with obtaining goods or services or for the payment of other accrued current liabilities arising in the ordinary course of the Trust’s business.  The Trust will be borrowing funds from PCEC to pay its administrative expenses; consequently, no further distributions will be made to Trust unitholders until the indebtedness created by such amounts drawn or borrowed, including interest thereon, has been paid in full.

Sales Volumes and Prices

The following table displays PCEC’s underlying sales volumes and average prices for the month of March 2018:

	Underlying Properties
	Sales Volumes		Average Price
	(Boe)	(Boe/day)	(per Boe)
Developed Properties (a)	66,696	2,151	$63.67
Remaining Properties (b)	13,831	446	$60.75

(a) Crude oil sales represented 100% of sales volumes

(b) Crude oil sales represented 100% of sales volumes

West Pico Natural Gas Export Line Update

Due to a temporary shutdown downstream of the natural gas export pipeline from West Pico, West Pico had to temporarily shut in select wells to limit the amount of associated gas produced from oil production.  West Pico net production attributable to the Developed Properties prior to the shutdown was approximately 320 Boe/d (approximately 260 Boe/d net to the Trust).  During the shutdown months, which began in December 2017, production was down by approximately 40%.  The natural gas export pipeline was returned to service during April 2018.  With the return to service of the natural gas export line, West Pico production has now returned to levels similar to those prior to the shutdown months.

Overview of Trust Structure

Pacific Coast Oil Trust is a Delaware statutory trust formed by PCEC to own interests in certain oil and gas properties in the Santa Maria Basin and the Los Angeles Basin in California (the “Underlying Properties”). The Underlying Properties and the Trust’s net profits and royalty interests are described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”). As described in the Trust’s filings with the SEC, the amount of any periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, development expenses, and the amount and timing of the Trust’s administrative expenses, among other factors. For additional information on the Trust, please visit www.pacificcoastoiltrust.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include PCEC’s estimates regarding its 2018 capital program and the Trust’s expected borrowings from PCEC. Any anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from PCEC with respect to the relevant period. Any differences in actual cash receipts by the Trust could affect this distributable amount. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively affected by prevailing low commodity prices, which have declined significantly, could decline further and could remain low for an extended period of time. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither PCEC nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Pacific Coast Oil Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 9, 2018, and if applicable, the Trust’s subsequent Quarterly Reports on Form 10-Q. The Trust’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell

1(512) 236-6555

601 Travis Street, 16th Floor, Houston, TX 77002